Exhibit 99.2

Financial Statements

September 30, 2009

The FeedRoom, Inc.

Table of Contents
September 30, 2009

Financial Statements

Unaudited Balance Sheet	1

Unaudited Statement of Operations	2

Unaudited Statement of Cash Flows	3

Notes to Unaudited Financial Statements	4-7

The FeedRoom, Inc.
Balance Sheet (unaudited)
September 30, 2009

Assets

Current assets
Cash and cash equivalents	$5,649,759
Accounts receivable	607,179
Prepaid expenses and other current assets	211,329
Total current assets	6,468,267
Property and equipment, net	1,591,790
Intangible assets, net	314,207
$8,374,264
Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$1,565,623
Due to KIT digital	4,636,207
Deferred revenue	661,825
Total current liabilities	6,863,655

Stockholders' equity (deficit)
Series F convertible preferred stock; $0.001 par value; 10,446,770 shares authorized, issued and outstanding (liquidation preference of $35,446,400)	10,446
Series E convertible preferred stock; $0.001 par value; 3,454,522 shares authorized; 3,279,522 shares issued and outstanding (liquidation preference of $7,356,283)	3,280
Series D convertible preferred stock; $0.001 par value; 3,997,545 shares authorized, issued and outstanding (liquidation preference of $5,246,640)	3,998
Series C convertible preferred stock; $0.001 par value; 1,391,826 shares authorized, issued and outstanding (liquidation preference of $1,929,743)	1,392
Common stock; $1.00 par value; 25,000,000 shares authorized; 64,215 and 9,772 shares issued and outstanding for 2008 and 2007	64,215
Additional paid-in capital	66,138,863
Accumulated deficit	(64,711,585)
Total stockholders' equity	1,510,609
$8,374,264

The FeedRoom, Inc.
Statement of Operations (unaudited)
Nine Months Ended September 30, 2009

Sales
Application and hosting	$4,057,120
Broadcasting	400,175
Website builds and professional services	1,014,539
5,471,834
Cost of sales	2,280,713
Gross profit	3,191,121

Selling, general and administrative	9,392,341
Loss from operations	(6,201,220)

Other income (expense)
Currency exchange	45,511
Interest expense	(540,983)
Interest income	4,206
(491,266)
Loss before income taxes	(6,692,486)

Provision for state income taxes	—

Net loss	$(6,692,486)

The FeedRoom, Inc.
Statement of Cash Flows (unaudited)
Nine Months Ended September 30, 2009

Cash flows from operating activities
Net loss	$(6,692,486)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	648,457
Bad debt expense	246,215
Changes in operating assets and liabilities
Accounts receivable	181,675
Prepaid expenses and other current assets	217,889
Accounts payable and accrued expenses	213,782
Deferred revenue	171,992
Net cash used by operating activities	(5,012,476)
Cash flows from investing activities
Purchases of property and equipment	(219,936)
Cash received in advance of KIT merger	4,636,207
Net cash provided by investing activities	4,416,271
Cash flows from financing activities
Repayments of loans payable	(5,000,000)
Repayments of capital lease obligations	(188,157)
Proceeds from the issuance of Series F preferred stock, net	4,000,000
Proceeds from debt financing	1,954,939
Net cash provided by financing activities	766,782
Net increase in cash and cash equivalents	170,576

Cash and cash equivalents
Beginning of year	5,479,182
End of year	$5,649,759
Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$565,626
State income taxes	$—

The FeedRoom, Inc.
Notes to Unaudited Financial Statements

1.  Summary of Significant Accounting Policies

Organization

The FeedRoom, Inc. ("we," "us," "our," the "Company" or "FeedRoom") was incorporated as a Delaware corporation in September 1999 and is based in New York, New York. The Company also conducts operations in California, Massachusetts and Washington. The Company provides video and digital asset management services, technology and professional services on an outsourced and hosted basis to a variety of customers in the corporate, government and media sectors throughout the United States and other countries.

On September 30, 2009, KIT digital, Inc. (“KIT digital”), KIT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of KIT digital, FeedRoom and certain stockholders of FeedRoom, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).  Under the Merger Agreement, KIT Acquisition Corporation merged with and into FeedRoom and as a result of such merger KIT digital became the sole stockholder of FeedRoom as of the effective date of October 1, 2009. See Note 3 Subsequent events for further details.

Going Concern

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s growth has been funded through a combination of private equity and debt financing. As of September 31, 2009, the Company had cash on hand of $5,649,759. The Company received $4 million dollars in September 2009 in private equity in conjunction with the merger with KIT digital. However, the Company has experienced and continues to experience negative operating margins and negative cash flow from operations, as well as an ongoing requirement for substantial additional capital to accomplish its business plan over the next several years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The FeedRoom, Inc.
Notes to Unaudited Financial Statements

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

Website Builds and Professional Services

Revenue derived from website build and professional services are recognized in the month the services are performed.

Application and Hosting

Application and hosting fees are billed in accordance with the terms of the customer contract. Revenues are recognized in the month the services are provided.

Broadcasting

Revenue generated from broadcasting is recognized in the month the services are provided.

Subscriptions

Subscription revenues are recognized in the month the fees are earned.

Accounts Receivable

Accounts receivable represent unsecured, non-interest bearing obligations from customers. Credit is extended to customers based on an evaluation of a customer’s financial condition. Accounts receivable are due within 30 days. The Company evaluates its accounts receivable for collectability and establishes an allowance for doubtful accounts as needed when accounts receivable become uncollectible.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $23,869 in the nine months ended September 30, 2009.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives, generally three to five years for computer equipment, three years for computer software, three years for office equipment, five years for furniture and fixtures and five years for other property. Leasehold improvements are amortized over the shorter of the term of lease or useful life. Expenditures for maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed as incurred.

The FeedRoom, Inc.
Notes to Unaudited Financial Statements

Intangibles with Finite Lives

The Company is amortizing software costs on the straight-line basis as follows:

Amortization Period
Description	(Life) Years

Software costs	3

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents in high quality financial institutions and at times during the year, the amount on deposit may exceed the Federal Deposit Insurance Corporation’s insured limit. The Company has not incurred any losses from credit risk during the nine months ended September 30, 2009.

In 2009, the Company lost a customer that comprised 43 percent of 2008 revenue.

2. Loans Payable

In January 2009, the Company refinanced its loans payable. The maximum borrowings on the term loans went from $3,000,000 to $4,500,000 and the revolving loan went from $1,000,000 to $500,000. The repayments will be interest only for the first 3 months commencing on March 1, 2009 and on June 1, 2009 the remaining 33 payments of principal and interest. All other terms will remain the same. Also in connection with this agreement, the lender received a warrant to purchase 66,709 shares of preferred series F stock at a purchase price of $1 .499 per share.

At the end of September 2009, all of the remaining debt was repaid.

The FeedRoom, Inc.
Notes to Unaudited Financial Statements

3. Subsequent events

On September 30, 2009, KIT digital, Inc. (“KIT digital”), KIT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of KIT digital, FeedRoom and certain stockholders of FeedRoom, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).  Under the Merger Agreement, KIT Acquisition Corporation merged with and into FeedRoom and as a result of such merger KIT digital became the sole stockholder of FeedRoom as of the effective date of October 1, 2009.  FeedRoom stockholders received in exchange for their capital stock in FeedRoom 1,312,000 shares of KIT digital common stock (the “Merger Shares”), which reflects 948,636 shares of KIT digital common stock issued for the acquisition of FeedRoom and an additional 363,636 shares of KIT digital common stock issued in exchange for a $4,000,000 indirect investment in KIT digital through the purchase of FeedRoom Series F Preferred Stock by certain stockholders of FeedRoom immediately prior to the closing of the merger.  The KIT digital common stock was sold to such stockholders at an effective price of $11.00 per share.  In accordance with the Merger Agreement, the Merger Shares were delivered as follows: (i) 937,398 shares of KIT common stock delivered to the stockholders of FeedRoom; and (ii) a “holdback amount” of 374,602 shares of KIT common stock, which will be used by KIT digital to satisfy any indemnity claims in accordance with the Merger Agreement, the balance of which will be payable by KIT digital one year after the closing. Included in “Due to KIT digital” in the balance sheet is $4,636,207 which represents the payment of FeedRoom’s debt in advance of the closing by KIT digital.

Subject to the Merger Agreement, each outstanding share of Series F Convertible Preferred Stock was cancelled and extinguished, and automatically converted into the right to receive upon surrender of the stock representing such share of Series F Preferred Stock 0.12559010 KIT digital common shares. As the Merger Shares are insufficient to discharge the payments required to be made under the Restated Certificate to the holders of Series F Convertible Preferred Stock, no distributions of Merger Shares will be made to the holders of the common stock or any other series of preferred stock of the Company and such common stock and all preferred stock other than the Series F Convertible Preferred Stock will be cancelled and extinguished as of the effective date for no consideration as a result of the merger.

Per the Merger Agreement, no Company Options (whether vested or unvested) shall be assumed by the surviving corporation.  The Second Amended 2004 Stock Option and Restricted Stock Award Plan dated July 7, 2008 (including any sub-plans thereof) will be terminated at the closing.

Per the Merger Agreement, no outstanding warrants or other rights to acquire shares of company capital stock or any other shares or securities of the Company (whether or not exercisable or vested) (“Company Warrants”) shall be assumed by the surviving corporation, and each such Company Warrant shall be canceled or terminated prior to the closing.